Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

IN RE AFFYMAX, INC. SHAREHOLDER DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) ) ) )	Lead Case No. 113CV243259 (Consolidated with Case No. 113CV243962) NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING Judge: Hon. Peter H. Kirwan Dept.: 1 Date Action Filed: March 19, 2013
This Document Relates To: ALL ACTIONS.

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF AFFYMAX, INC. ("AFFYMAX" OR THE "COMPANY") AS OF MAY 29, 2014 ("CURRENT AFFYMAX SHAREHOLDERS").
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT AFFYMAX SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California, County of Santa Clara (the "Court"), a proposed Settlement has been reached by the Parties to the shareholder derivative action brought on behalf of Affymax, captioned In re Affymax, Inc. Derivative Litigation, Lead Case No. 113CV243259 (the "Action").
As explained below, the Court will hold a Settlement Hearing on September 19, 2014 at 9:00 a.m., before the Honorable Peter H. Kirwan, Department 1 of the Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113, to determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.
The terms of the Settlement are set forth in the Parties' Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be inspected at the Clerk of Court's office, 191 N. 1st Street, San Jose, California 95113. The Stipulation is also available for viewing on the website of Affymax at http://www.affymax.com.
This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and Settlement of the Action.
There is No Claims Procedure. This case was brought to protect the interests of Affymax and its shareholders. The Settlement has assisted the Company in securing insurance money to settle the related Securities Class Action and will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I.	SUMMARY OF THE ACTION
On March 19, 2013, plaintiff Christopher Scott ("Scott") filed a shareholder derivation action, captioned Scott v. Orwin, Case No. 113CV243259, in the Court on behalf of Affymax, alleging breaches of fiduciary duty by the Individual Defendants relating to their alleged misrepresentation of the safety and efficacy, among other things, of the Company's only product, OMONTYS® (peginesatide) Injection ("OMONTYS") (the "Scott Action"). Specifically, Plaintiff Scott alleged that the Individual Defendants, inter alia: (i) disregarded red flags alerting them of hypersensitivity (or allergic) reaction experienced by patients using OMONTYS during the drug's Phase 3 clinical trials; (ii) failed to implement additional testing to develop a better understanding of the issues and determine the root cause of the reaction; and (iii) failed to disclose the full extent of the safety issues associated with using OMONTYS and instead consistently touted the Company's business prospects in order to drive up the stock price of Affymax.
On April 2, 2013, plaintiff Michael Markland ("Markland") filed a shareholder derivation action, captioned Markland v. Orwin, Case No. 113CV243962, in the Court, alleging substantively similar wrongdoings as the Scott Action.
Counsel for the Settling Parties engaged in arm's-length negotiations concerning the terms and conditions of a potential resolution of the Action, including a mediation before the Honorable Layn R. Phillips (Ret.). After arm's-length negotiations with the assistance and involvement of the Mediator, the Settling Parties were able to reach an agreement-in-principle to resolve the Action. Following the mediation and negotiations, counsel for the Settling Parties reached an agreement providing for the settlement of the Action as documented by the Stipulation.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs believe that the Action has substantial merit, and Plaintiffs' entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the unique and difficult circumstances the Company is currently facing. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Action.
Plaintiffs' Counsel have conducted extensive investigation, including, inter alia: (i) reviewing Affymax's press releases, public statements, U.S. Securities and Exchange Commission ("SEC") filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting extensive damages analyses; (vi) participating in informal conferences with Defendants' Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (vii) reviewing and analyzing relevant documents in the Securities Class Action—including the motion to dismiss briefing and the Court's order denying the defendants' motion to dismiss—and evaluating the merits of, and the defendants' potential liability in connection with, the Securities Class Action; (viii) submitting comprehensive briefs prior to mediation, outlining their position, and their claims in the Action; (ix) actively participating in an in-person, full-day mediation to assist in securing, among other things, the settlement of the Securities Class Action; and (x) negotiating this Settlement with Defendants. Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts and difficult circumstances, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Affymax and its shareholders. Based on their evaluation, Plaintiffs, their counsel, and Affymax have determined that the Settlement is in the best interests of Affymax and its shareholders and have agreed to settle the Action upon the terms set forth in the Stipulation.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and believe the Action has no merit. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. The Individual Defendants assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interest of Affymax and its shareholders at all relevant times. Defendants have thus entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of the Action, as well as the risks and uncertainty inherent in any lawsuit. Defendants believe that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in the Stipulation because, among other things, it will allow the Company to pursue alternatives in the best interests of its shareholders that may not be possible without this Settlement. Further, Affymax, through its Board of Directors, acknowledges that the Settlement is fair, reasonable, and adequate, and in the best interests of Affymax and its shareholders.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable Peter H. Kirwan on September 19, 2014 at 9:00 a.m., in Department 1 of the Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113, to determine whether: (i) the Settlement of the Action upon the terms and subject to the conditions set forth in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) the Action should be dismissed with prejudice; and (iii) to approve the agreed upon Fee and Expense Amount for Plaintiffs' Counsel's fees and expenses as set forth in the Stipulation. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the website of Affymax at http://www.affymax.com. The following is only a summary of its terms.
The Settling Parties have conducted arm's-length negotiations over an extended period of time and have reached an agreement in good-faith to settle the Action with the assistance of the Honorable Layn R. Phillips (Ret.), a former federal district court judge and highly respected mediator with extensive experience in the mediation of complex shareholder derivative actions. As consideration for the Settlement, Affymax has agreed to acknowledge that the Action materially assisted the Company in securing $6.5 million in insurance proceeds to settle the Securities Class Action and adopt and/or implement certain corporate governance reforms, as discussed below.
Corporate Governance Reforms. As a result of the filing, prosecution, and settlement of the Action, Affymax has agreed to adopt the corporate governance reforms set forth in section I.A. of Exhibit A to the Stipulation within thirty days after the Effective Date, and to keep such reforms in force and effect for a period of no less than five years. All other provisions set forth in Exhibit A shall be implemented and maintained for a period of no less than five years if Affymax reintroduces OMONTYS to the market or initiates plans to develop any new drug, medical device, product, or other related venture and Affymax continues to be a publicly traded company. Moreover, Affymax, through its Board of Directors, acknowledges and agrees that the securing of the $6.5 million as set forth above and corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A to the Stipulation confer substantial benefits upon Affymax and its shareholders. Affymax, through its Board of Directors, also acknowledge that the prosecution and settlement of the Action were the sole factors in their decision to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

VI.	DISMISSAL AND RELEASES
In connection with the Court's approval of the Settlement, Plaintiffs' Action and all claims asserted by Plaintiffs on behalf of Affymax and against the Individual Defendants will be dismissed with prejudice.
Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.
Further, upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and Affymax from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

VII.	PLAINTIFFS' COUNSEL'S FEES AND EXPENSES
After negotiating the substantive terms of the settlement, Plaintiffs' Counsel and Affymax negotiated the attorneys' fees and expenses that Affymax's Board of Directors has agreed to cause Affymax and/or Defendants' insurers to pay, or cause to be paid, to Plaintiffs' Counsel, subject to Court approval. As a result of these negotiations, and in recognition of the substantial benefits conferred upon Affymax as a direct result of the prosecution and Settlement of the Action, and as subject to Court approval, Affymax and/or its insurers shall pay, or cause to be paid, to Plaintiffs' Counsel the agreed-to amount of $375,000 (the "Fee and Expense Amount"). To date, Plaintiffs' Counsel have neither received any payment for their services in connection with the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. Neither the Individual Defendants nor Affymax's shareholders are personally liable for the payment of the Fee and Expense Amount.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
Any Current Affymax Shareholder may object and/or appear and show cause, at their own expense, individually or through counsel of their own choice, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys' fees and reimbursement of expenses should not be approved. However, unless otherwise ordered by the Court, no Current Affymax Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys' fees and reimbursement of expenses to Plaintiffs' Counsel, unless that shareholder has, at least fourteen calendar days prior to the Settlement Hearing:
(1)    filed with the Clerk of the Court a written objection to the settlement setting forth:

(a)	the nature of the objection;

(b)	proof of current ownership of Affymax common stock, including the number of shares of Affymax common stock and the date of purchase; and

(c)	any documentation in support of such objection.
(2)    If a Current Affymax Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court:

(a)	written notice of such shareholder's intention to appear;

(b)	a statement that indicates the basis for such appearance; and

(c)	the identities of any witnesses, if any, the shareholder intends to call at the Settlement Hearing and a statement as to the subject of their testimony.
If a Current Affymax Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Clerk of the Court Superior Court of the State of California Santa Clara County 191 N. 1st Street San Jose, CA 95113 The Court
Brian J. Robbins
Kevin A. Seely
Joan M. Rabutaso
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Co-Lead Counsel for Plaintiffs

John C. Dwyer
Jeffrey Kaban
COOLEY LLP
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

Counsel for Defendants John A. Orwin, Robert F. Venteicher, Jeffrey H. Knapp, Anne-Marie Duliege, Herb Cross, Kathleen Laporte, Ted W. Love, Daniel K. Spiegelman, John P. Walker, Christine Van Heek, Keith R. Leonard, Jr., Hollings C. Renton, and Nominal Defendant Affymax, Inc.
Corey D. Holzer Marshall P. Dees HOLZER & HOLZER, LLC 1200 Ashwood Parkway, Suite 410 Atlanta, GA 30388 Telephone: (770) 392-0090 Facsimile: (770) 392-0029 Co-Lead Counsel for Plaintiffs
Unless otherwise ordered by the Court, any Current Affymax Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to the agreed upon Fee and Expense Amount, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things:
a.approval of the Settlement by Affymax's Board of Directors, which Defendants' Counsel represent has already been accomplished;
b.entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed to the Stipulation, approving the Settlement, without awarding costs to any party, except as provided herein;
c.the payment of the Fee and Expense Amount as approved by the Court; and
d.the passing of the date upon which the Judgment becomes Final.
If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date of execution of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the website of Affymax at http://www.affymax.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, Superior Court of the State of California, Santa Clara County, located at 191 N. 1st Street, San Jose, California 95113. Or you can call Co-Lead Counsel for Plaintiffs: Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (800) 350-6003 or Holzer & Holzer, LLC, 1200 Ashwood Parkway, Suite 410, Atlanta, Georgia 30338, Telephone: (888) 508-6832, for additional information concerning the Settlement.
PLEASE DO NOT TELEPHONE THE COURT OR
AFFYMAX REGARDING THIS NOTICE.

926271

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING